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                                                                    EXHIBIT 4.09


                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of June 25, 1997 (the "EFFECTIVE DATE") by and between EXCITE, INC., a California corporation ("EXCITE") and INTUIT INC., a Delaware corporation ("INTUIT").

                                 R E C I T A L S

         A. Excite and Intuit have entered into a certain Stock Purchase Agreement dated as of June 11, 1997 (the "STOCK PURCHASE AGREEMENT"), pursuant to which Excite will sell 2,900,000 shares of its Common Stock to Intuit (the "PURCHASED SHARES").

         B. Excite and Intuit have entered into a certain Right of First Refusal Agreement dated as of June 25, 1997 (the "RIGHT OF FIRST REFUSAL AGREEMENT"), pursuant to which Excite will be obligated to sell shares of its Common Stock to Intuit under certain circumstances (the "ANTI-DILUTION SHARES").

         C. As a condition to Intuit agreeing to purchase the Purchased Shares and entering into the Right of First Refusal Agreement, Excite has agreed to grant to Intuit certain registration rights with respect to the Purchased Shares and the Anti-Dilution Shares, as more fully set forth herein.

         NOW, THEREFORE, in consideration of the above recitals and the mutual covenants hereinafter set forth, Excite and Intuit hereby agree as follows:

         1. REGISTRATION RIGHTS.

            1.1 Definitions. For purposes of this Section 1:

                (a) Registration. The terms "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "1933 ACT"), and the declaration or ordering of effectiveness of such registration statement.

                (b) Intuit Registrable Securities. The term "INTUIT
REGISTRABLE SECURITIES" means: (1) all of the Purchased Shares, (2) any Anti-Dilution Shares and (3) any shares of Common Stock of Excite issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Purchased Shares or any Anti-Dilution Shares; excluding in all cases, however, (i) any Intuit Registrable Securities sold by a person in a transaction in which rights under this Section 1 are not assigned in accordance with this Agreement, or (ii) any Intuit Registrable Securities sold in a public offering pursuant to a registration statement filed with the SEC or sold pursuant to Rule 144 promulgated under the 1933 Act ("RULE 144").



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                (c) Prospectus: The term "PROSPECTUS" shall mean the prospectus included in any Shelf Registration Statement, Additional Shelf Registration Statement, Anti-Dilution Registration Statement or other registration statement filed pursuant to the provisions hereof (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the 1933 Act), as amended or supplemented by any prospectus supplement (including, without limitation, any prospectus supplement with respect to the terms of the offering of any portion of the Intuit Registrable Securities covered by such Shelf Registration Statement, Additional Shelf Registration Statement or Anti-Dilution Registration Statement), and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                (d) SEC. The term "SEC" or "COMMISSION" means the U.S. Securities and Exchange Commission.

                (e) Shelf Registration Statement. See Section 1.2(a).

                (f) Subsequent Shelf Registration Statement. See Section 1.2(f)

                (g) Additional Shelf Registration Statement. See Section 1.2(c).

                (h) Anti-Dilution Registration Statement. See Section 1.2(d).

            1.2 Shelf Registration.

                (a) Initial Registration. Excite shall prepare and file with the SEC within 30 days following the Second Closing (as defined in Section 2.1 of the Stock Purchase Agreement), and use its best efforts to have declared effective as soon as practicable thereafter, a registration statement providing for the resale by Intuit of all of the Intuit Registrable Securities then owned by Intuit in accordance with the manner of sale provisions set forth in Rule 144(f) under the 1933 Act or otherwise in customary brokerage transactions on the Nasdaq National Market or other public market on which Excite's shares of Common Stock are traded (a "SHELF REGISTRATION STATEMENT"). Excite shall use its best efforts to keep the Shelf Registration Statement continuously effective, pursuant to the rules, regulations or instructions under the 1933 Act applicable to the registration statement used by Excite for such Shelf Registration Statement, for such period (the "INITIAL EFFECTIVENESS PERIOD") ending on the date that is two years after the date of the Second Closing or such shorter period ending (A) when the Intuit Registrable Securities cease to meet the definition of Intuit Registrable Securities pursuant to Section 1.1(b) or (B) Excite's obligations hereunder terminate pursuant to Section 1.9.

                (b) Subsequent Registration. If, after the end of the Initial Effectiveness Period, Intuit continues to hold Intuit Registrable Securities, Excite shall promptly prepare and file with the SEC and use its best efforts to have declared effective as soon as practicable thereafter, a registration statement providing for the resale by Intuit of all Intuit Registrable Securities then owned by Intuit in the same manner as the Self Registration Statement (a "SUBSEQUENT SHELF REGISTRATION STATEMENT"). Excite shall use its best efforts to



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keep the Subsequent Shelf Registration Statement effective for such period (the
"SUBSEQUENT EFFECTIVENESS PERIOD") ending on the date that is one year after the filing of the Subsequent Shelf Registration Statement, or such shorter period ending (A) when the Intuit Registrable Securities cease to meet the definition of Intuit Registrable Securities pursuant to Section 1.1(b) or (B) Excite's obligations hereunder terminate pursuant to Section 1.9.

                (c) Extension. If after the Subsequent Effectiveness Period, any registration rights with respect to any securities of Excite which were granted subsequent to the date of this Agreement ("ADDITIONAL REGISTRATION RIGHTS") are still in effect and Intuit holds Intuit Registrable Securities, Excite shall file an additional Shelf Registration Statement (an "ADDITIONAL SHELF REGISTRATION STATEMENT") and shall use its best efforts to keep such Additional Shelf Registration Statement continuously effective, pursuant to the rules, regulations or instructions under the 1933 Act applicable to the Registration Statement used by Excite for such Additional Shelf Registration Statement, for such period (the "ADDITIONAL EFFECTIVENESS PERIOD") ending on the date that such Additional Registration Rights expire or such shorter period ending (A) when the Intuit Registrable Securities cease to meet the definition of Intuit Registrable Securities pursuant to Section 1.1(b), (B) Excite's obligations terminate pursuant to Section 1.9 or (c) two years from the date of filing of such Additional Shelf Registration Statement.

                (d) Anti-Dilution Shares. If at any time subsequent to the filing of the most recently filed Anti-Dilution Registration Statement (as defined below) or, if no Anti-Dilution Registration Statement has been filed, subsequent to the filing of the Shelf Registration Statement, the Company has sold Anti-Dilution Shares having an aggregate purchase price of $250,000, then the Company shall prepare and file with the SEC a registration statement providing for the resale of such Anti-Dilution Shares in accordance with the manner of sale provisions set forth in Rule 144(f) under the 1933 Act or otherwise in customary brokerage transactions on the Nasdaq National Market or other public market on which Excite's shares of Common Stock are traded (an "ANTI-DILUTION REGISTRATION STATEMENT"). Excite shall use its best efforts to keep such Anti-Dilution Registration Statement continuously effective pursuant to the rules, regulations or instructions under the 1933 Act applicable to the registration statement for such Anti-Dilution Registration Statement until the expiration of (i) the Initial Effectiveness Period (if such Anti-Dilution Registration Statement was filed during the Initial Effectiveness Period), (ii) the Subsequent Effectiveness Period (if such Anti-Dilution Registration Statement was filed during the Subsequent Effectiveness Period) or (iii) the expiration of the Additional Effectiveness Period during which such Anti-Dilution Registration Statement was filed (if such Anti-Dilution Registration Statement was filed during an Additional Effectiveness Period) or such shorter period ending (A) when the Intuit Registrable Securities cease to meet the definition of Intuit Registrable Securities pursuant to Section 1.1(b) or (B) Excite's obligations terminate pursuant to Section 1.9.

                (e) The obligations of Excite pursuant to Sections 1.2(a), 1.2(b), 1.2(c) and 1.2(d) hereof are subject to the following:



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                    (i) that, subject to the provisions of Section 4.6 of the
Stock Purchase Agreement, Intuit will sell the Intuit Registrable Securities pursuant to any Shelf Registration Statement or Additional Shelf Registration Statement (and any Anti-Dilution Registration Statement) only during a "PERMITTED WINDOW" (as defined below), provided that there will be no more than four Permitted Windows during the Initial Effectiveness Period and no more than two Permitted Windows during each year that an Additional Effectiveness Period is in effect; and that there will be at least a 90-day interval between any two Permitted Windows;

                    (ii) if Excite furnishes to Intuit a certificate signed by the President or Chief Executive Officer of Excite stating that, in the good faith judgment of the Board of Directors of Excite, it would be seriously detrimental to Excite and its shareholders for such Shelf Registration Statement, Additional Shelf Registration Statement or Anti-Dilution Registration Statement to be effective at such time (or, in the case a "NOTICE OF RESALE" (as defined below) has been given, that would be seriously detrimental to Excite and its shareholders for the Permitted Window to commence at such time) due to (A) the existence of a material development or potential material development involving Excite which Excite would be obligated to disclose in the Prospectus contained in the Shelf Registration Statement, Additional Shelf Registration Statement or Anti-Dilution Registration Statement, which disclosure would in the good faith judgment of the Board of Directors of Excite be premature or otherwise inadvisable at such time and would have a material adverse affect upon Excite and its shareholders or (B) concurrent public filings with the SEC of other registration statements; in which event(s) Excite will have the right to defer the filing (the "DEFERRAL RIGHT") of the Shelf Registration Statement or an Additional Shelf Registration Statement (or the commencement of the Permitted Window, as the case may be) for a period of not more than 60 days after the date it would otherwise be required to file the Shelf Registration Statement or Additional Shelf Registration Statement pursuant to Section 1.2(a), (b), (c) or
(d) (or after receipt of the Notice of Resale, as the case may be); provided, however, that Excite will not utilize the Deferral Right more than once in any twelve month period; and provided further, however, that Excite may defer the filing of the Shelf Registration Statement or Additional Shelf Registration Statement (or the commencement of the Permitted Window as the case may be) for up to 90 days if the material development or potential material development or SEC filing that is the reason for the deferral directly relates to Intuit and for up to 90 days if so requested by an underwriter in connection with an underwritten offering of Excite securities so long as the selling shareholders in such underwritten offering are subject to a lock-up agreement of the same duration (other than with respect to Excite securities to be sold by such selling shareholders in such underwritten offering); and

                    (iii) that Excite will not be required to effect any such registration, qualification or compliance in any particular jurisdiction in which Excite would thereby be required to qualify to do business or to execute a general consent to service of process.



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                (f) Permitted Window. For the purposes of this Section 1.2, a
"PERMITTED WINDOW" is a period of 30 consecutive calendar days commencing upon receipt by Intuit of Excite's written notification to Intuit in response to a Notice of Resale that the Prospectus contained in the Shelf Registration Statement or Additional Shelf Registration Statement is available for resale. In order to cause a Permitted Window to commence, Intuit must first give written notice to Excite of its present intention to sell part or all of the Intuit Registrable Securities pursuant to such registration (a "NOTICE OF RESALE"). Upon receipt of such Notice of Resale, Excite will give written notice to Intuit as soon as practicable, but in no event not more than five business days after such receipt, that (A) the Prospectus contained in the Shelf Registration Statement or Additional Shelf Registration Statement is current and that the Permitted Window will commence on the date such notice is received by Intuit ,
(B) it is necessary for Excite to supplement the Prospectus or make an appropriate filing under the Securities Exchange Act of 1934, as amended, (the "1934 ACT") so as to cause the Prospectus to become current (unless a certificate of the President is delivered as provided in 1.2(e)(ii) above), or
(C) Excite is required under the 1933 Act and the regulations thereunder to amend the Shelf Registration Statement or Additional Shelf Registration Statement in order to cause the Prospectus to be current (unless a certificate of the President is delivered as provided in 1.2(e)(ii) above). In the event that Excite determines that a supplement to the Prospectus, the filing of a report pursuant to the 1934 Act or an amendment to the Shelf Registration Statement or Additional Shelf Registration Statement required under the 1933 Act, as provided above, is necessary, it will take such actions as soon as practicable; whereupon it will notify Intuit of the filing of such supplement, report or amendment, and, in the case of an amendment, the effectiveness thereof, and the Permitted Window will then commence.

                (g) Closing of Permitted Window. During a Permitted Window and in the event (i) of the happening of any event of the kind described in Section 1.5(f) hereof or (ii) that, in the judgment of Excite's Board of Directors, it is advisable to suspend use of the Prospectus for a discrete period of time due to pending corporate developments or public filings with the SEC, Excite shall deliver a certificate in writing to Intuit to the effect of the foregoing and, upon receipt of such certificate, the Permitted Window shall terminate. The Permitted Window shall resume (and such resumed Permitted Window shall remain in effect for a period of 30 consecutive calendar days unless suspended pursuant to the provisions of this Section 1.5(g)) upon Intuit's receipt of copies of the supplemented or amended Prospectus, or at such time as Intuit is advised in writing by Excite that the Prospectus may be used, and at such time as Intuit has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus and which are required to be delivered as part of the Prospectus. Excite will use its best efforts to ensure that the use of the Prospectus may be resumed, and the Permitted Window will commence, as soon as practicable and, in the case of a pending corporate development or SEC filing, as soon, in the judgment of Excite's chief executive officer, as disclosure of the material information relating to such pending corporate development or SEC filing would not have a materially adverse effect on Excite's ability to consummate the transaction, if any, to which such corporate development or SEC filing relates, but in any event the Permitted Window shall resume no later than the later of (x) 60 days after it has been terminated pursuant to this Section 1.2(g) or (y) the beginning of the calendar quarter subsequent to the calendar quarter in which the Permitted Window was terminated.



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                (h) Expenses. All expenses, other than underwriting discounts and brokers commissions, incurred by Excite in connection with the Shelf Registration Statement, the Subsequent Shelf Registration Statement, any Additional Shelf Registration Statement, any Anti-Dilution Registration Statement and actions taken by Excite in connection with each Permitted Window shall be borne by Excite. Notwithstanding the foregoing, Excite shall not be required to pay for any fees and expenses in connection with the commencement of a Permitted Window begun pursuant to this Section 1.2 if the request to commence the Permitted Window is subsequently withdrawn at the request of Intuit, unless such withdrawal is the result of a material adverse change in the business of Excite that was unknown to Intuit at the time the request to commence the Permitted Window was made and the withdrawal of such request is made with reasonable promptness upon learning of such material adverse change. A withdrawal of a request to commence a Permitted Window will not be applied against the maximum of four Permitted Windows during the Initial Effectiveness Period or two Permitted Windows during any Additional Effectiveness Period provided to Intuit under this Agreement if such withdrawal was made pursuant to the immediately preceding sentence or if the withdrawal is at the request of Excite.

            1.3 Demand Registration.

                (a) Request by Intuit. If Excite shall receive a written request from Intuit that Excite effect a registration statement under the 1933 Act and any related qualification or compliance with respect to all or a part of the Intuit Registrable Securities, then Excite shall, as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of Intuit's Registrable Securities which Intuit requests to be registered.

                (b) Underwriting. If Intuit intends to distribute the Intuit Registrable Securities covered by its request by means of an underwriting, then it shall so advise Excite as a part of its request made pursuant to this Section
1.3. Intuit and Excite shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by Intuit. Notwithstanding any other provision of this Section 1.3, if the underwriter(s) advise(s) Excite or Intuit in writing that marketing factors require a limitation of the number of securities to be underwritten then Excite shall so advise Intuit, and the number of Intuit Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s), provided that any securities included in the underwriting by Excite or holders of Excite securities other than Intuit shall be withdrawn completely from the underwriting before the number of Intuit Registrable Securities that may be included in the underwriting shall be reduced. Any Intuit Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

                (c) Maximum Number of Demand Registrations. Excite is obligated to effect only two (2) such registrations pursuant to this Section 1.3.



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                (d) Deferral; Jurisdictional Requirements. Notwithstanding the
foregoing, if Excite shall furnish to Intuit a certificate signed by the President or Chief Executive Officer of Excite stating that in the good faith judgment of the Board of Directors of Excite, it would be seriously detrimental to Excite and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then Excite shall have the right to defer such filing for a period of not more than 60 days after receipt of the request of Intuit; provided, however, that Excite may not utilize this right more than once in any twelve (12) month period. Excite will not be required to effect any registration, qualification or compliance pursuant to this Section 1.3 in any particular jurisdiction in which Excite would thereby be required to qualify to do business or to execute a general consent to service of process.

                (e) Expenses. All expenses incurred in connection with a registration pursuant to this Section 1.3, including without limitation all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for Excite, fees and disbursements of one counsel for Intuit shall be borne by Excite. All underwriters' discounts and commissions relating to the shares to be sold by Intuit shall be borne by Intuit.

                (f) Withdrawn Request. Intuit may withdraw a request for registration under this Section 1.3 at any time, provided that Intuit will remain liable for all expenses incurred in conjunction therewith unless such withdrawal is the result of a material adverse change in the business of Excite that was unknown to Intuit at the time the request for registration was made and the withdrawal of such request is made with reasonable promptness upon learning of such material adverse change. A request for registration that is so withdrawn shall not count toward the maximum number of registrations provided for in
Section 1.3(c).

            1.4 Piggyback Registrations. Excite shall notify Intuit in writing at least thirty (30) days prior to filing any registration statement under the 1933 Act for purposes of effecting a public offering of securities of Excite (including, but not limited to, registration statements relating to secondary offerings of securities of Excite, but excluding registration statements on Form S-8 or S-4 or relating solely to any employee benefit plan or an acquisition of any entity or business) and will afford Intuit, subject to the terms and conditions set forth herein, an opportunity to include in such registration statement all or any part of the Intuit Registrable Securities then held by Intuit. Intuit shall, within twenty (20) days after receipt of the above-described notice from Excite, so notify Excite in writing, and in such notice shall inform Excite of the number of Intuit Registrable Securities Intuit wishes to include in such registration statement. If Intuit decides not to include all of the Intuit Registrable Securities in any registration statement thereafter filed by Excite, Intuit shall nevertheless continue to have the right to include any Intuit Registrable Securities not included in such registration statement in any subsequent registration statement or registration statements as may be filed by Excite with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                (a) Underwriting. If a registration statement with respect to which Excite gives notice under this Section 1.4 pertains to an underwritten offering, then Excite shall so advise Intuit. In such event, the right of Intuit to have the Intuit Registrable Securities included in a registration pursuant to this Section 1.4 shall be conditioned upon Intuit's participation in such underwriting and the inclusion of the Intuit Registrable Securities in the



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underwriting to the extent provided herein. Intuit shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter or underwriters determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Intuit Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to Excite, second, to America Online, Inc., a Delaware Corporation ("AOL"), Intuit and the participating holders of the Company's Registrable Securities (as defined in the Restated and Amended Investors' Rights Agreement, by and among Excite, AOL and certain other investors of Excite, dated as of March 8, 1996, as amended through the date hereof), on a pro-rata basis based on the number of registrable securities held by each such holder, and third, to any other participating holders of Excite's securities. If Intuit disapproves of the terms of any such underwriting, Intuit may elect to withdraw therefrom by written notice to Excite and the managing underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Intuit Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

                (b) Expenses. All expenses incurred in connection with a registration pursuant to this Section 1.4 (excluding underwriters' and brokers' discounts and commissions), including, without limitation all federal and "blue sky" registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for Excite and reasonable fees and disbursements of counsel for Intuit, shall be borne by Excite.

            1.5 Obligations of Excite. Whenever required to effect the registration of any Intuit Registrable Securities under this Agreement, Excite shall, as expeditiously as reasonably possible:

                (a) Prepare promptly and file with the SEC a registration statement with respect to such Intuit Registrable Securities, which registration statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, cause such registration statement to become effective as soon as practicable and with respect to registrations effected pursuant to
Section 1.3 keep such registrations effective for up to ninety (90) days or such shorter period of time as is agreed to in writing by Intuit.

                (b) Prepare promptly and file with the SEC such amendments and supplements to such registration statement and the Prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.



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                (c) Furnish to Intuit such number of copies of a Prospectus, including a preliminary Prospectus, in conformity with the requirements of the 1933 Act, and such other documents as it may reasonably request in order to facilitate the disposition of the Intuit Registrable Securities owned by it that are included in such registration.

                (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by Intuit, provided that Excite shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.

                (f) Notify Intuit promptly (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of a registration statement for amendments or supplements to such registration statement or related prospectus or for additional information, (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iii) of the receipt by Excite of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Intuit Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (iv) of the happening of any event which makes any statement made in a registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement or prospectus so that, in the case of a registration statement, it will not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (v) of Excite's reasonable determination that a post-effective amendment to a registration statement would be appropriate; except that notice of an event or determination referred to in (iv) or (v) above (x) need be made only if Intuit has delivered the Notice of Resale referred to in Section 2(b) and Excite is required to cause a Permitted Window to go into effect pursuant to such Notice of Resale as provided therein or if a Permitted Window is then in effect and shall specify in reasonable detail the nature or details of such event or determination unless such description would result in the violation of any confidentiality agreement, attorney-client privilege or would otherwise result in the disclosure of confidential or other proprietary information of Excite.

                (g) Furnish, at the request of Intuit, but only with respect to an underwritten offering, on the date that such Intuit Registrable Securities are delivered to the underwriters for sale, (i) an opinion, dated as of such date, of the counsel representing Excite for the purposes of such registration, in form and substance as is customarily given to underwriters



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in an underwritten public offering and reasonably satisfactory to Intuit, addressed to the underwriters, and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of Excite, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a Intuit, addressed to the underwriters.

            1.6 Furnish Information. It shall be a condition precedent to the obligations of Excite to take any action pursuant to Sections 1.2, 1.3 or 1.4 that Intuit shall furnish to Excite such information regarding it, the Intuit Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to timely effect the registration of its Intuit Registrable Securities.

            1.7 Indemnification. In the event any Intuit Registrable Securities are included in a registration statement under Sections 1.2, 1.3 or 1.4:

                (a) By Excite. To the extent permitted by law, Excite will indemnify and hold harmless Intuit, officers and directors of Intuit, any underwriter (as defined in the 1933 Act) for Intuit and each person, if any, who controls Intuit or such underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"):

                  (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement filed pursuant to this Section 1 (including a registration statement with respect to which Intuit exercises its rights under Section 1.4), including any preliminary prospectus or final prospectus contained therein or in any amendments or supplements thereto;

                  (ii) the omission or alleged omission to state in a registration statement filed pursuant to this Section 1 (including a registration statement with respect to which Intuit exercises its rights under Section 1.4), including any preliminary prospectus or final prospectus contained therein or in any amendments or supplements thereto, a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                  (iii) any violation or alleged violation by Excite of the 1933 Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement;

and Excite will reimburse each of Intuit, such officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this subsection 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Excite (which consent shall not be unreasonably withheld), nor shall Excite be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Intuit, or by such, officer, director, underwriter or controlling person of Intuit.

                (b) By Intuit. To the extent permitted by law, Intuit will indemnify and hold harmless Excite, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls Excite within the meaning of the 1933 Act, and any underwriter, against any losses, claims, damages or liabilities (joint or several) to which Excite or any such director, officer, controlling person or underwriter may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Intuit expressly for use in connection with such registration; and Intuit will reimburse any legal or other expenses reasonably incurred by Excite or any such director, officer, controlling person, underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Intuit, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by Intuit under this Section 1.7(b) in respect of any Violation shall not exceed the net proceeds received by Intuit in the registered offering out of which such Violation arises.

                (c) Notice. Promptly after receipt by an indemnified party under this Section 1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 1.7, deliver to the indemnifying party a written notice of the commencement of such an action and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.7.

                (d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of Excite and Intuit are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or in the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "FINAL PROSPECTUS"), such indemnity agreements shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the 1933 Act.

                (e) Contribution. In order to provide for just and equitable contribution to joint liability under the 1933 Act in any case in which either
(i) Intuit (and/or any officer, director, underwriter or controlling person who may be indemnified under Section 1.7(a)), makes a claim for indemnification pursuant to this Section 1.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 1.7 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of Intuit (and/or any officer, director, underwriter or controlling person who may be indemnified under Section 1.7(a)) in circumstances for which indemnification is provided under this
Section 1.7; then, and in each such case, Excite and Intuit (and/or such other person) or will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in proportion to their relative fault as determined by a court of competent jurisdiction; provided however, that in no event, except in instances of fraud by Intuit in which there is no limitation, (i) shall Intuit be responsible for more than the portion represented by the percentage that the public offering price of its Intuit Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement and (ii) shall Intuit be required to contribute any amount in excess of the public offering price of all such securities offered and sold by Intuit pursuant to such registration statement; and in any event, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                (f) Survival. The obligations of Excite and Intuit under this
Section 1.7 shall survive the completion of any offering of Intuit Registrable Securities in a registration statement, and otherwise.

            1.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Intuit Registrable Securities to the public without registration, for so long as Intuit owns any Intuit Registrable Securities, Excite agrees to:

                (a) Make and keep adequate, current public information available, as required by and defined in Rule 144 under the 1933 Act, at all times;

                (b) File with the Commission in a timely manner all reports and other documents required of Excite under the 1934 Act; and

                (c) Furnish to Intuit forthwith upon request a written statement by Excite as to its compliance with the reporting requirements of said Rule 144, a copy of the most recent annual or quarterly report of Excite, and such other reports and documents of Excite as Intuit may reasonably request in availing itself of any rule or regulation of the Commission allowing a shareholder of the Company to sell any such securities without registration.

                  1.9 Termination of Excite's Obligations. Excite shall have no obligations to register Intuit Registrable Securities (i) if all Intuit Registrable Securities have been registered and sold pursuant to registrations effected pursuant to this Agreement, or (ii) at such time as all Intuit Registrable Securities may be sold within a three month period under Rule 144, as it may be amended from time to time, including but not limited to amendments that reduce that period of time that securities must be held before such securities may be sold pursuant to such rule.

         2. ASSIGNMENT.

            2.1 Assignment. Notwithstanding anything herein to the contrary, the registration rights of Intuit under Section 1 hereof may be assigned only to (a) a party who acquires from Intuit at least fifteen percent (15%) of the shares of Common Stock that constituted the original number of Intuit Registrable Securities (as such number may be adjusted to reflect subdivisions, combinations and stock dividends of Excite's Common Stock) or (b) any party who acquires ownership or control of Intuit through a merger, consolidation, sale of assets or similar business combination (either such party is referred to as a "ASSIGNEE"); provided, however that (w) no party may be assigned any of the foregoing rights until Excite is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of Excite as to which the rights in question are being assigned; (x) that any such Assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 2, and (y) upon such an assignment or assignments, the rights held by Intuit under this Agreement may only be exercised by persons or entities holding a majority of the Intuit Registrable Securities, and (z) no such assignment or assignments shall increase the obligations of Excite hereunder.

         3. GENERAL PROVISIONS.

            3.1 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if deposited in the U.S. mail by registered or certified mail, return receipt requested, postage prepaid, as follows:

            (a)      if to Excite, at:
                     Excite, Inc.
                     555 Broadway
                     Redwood City, CA  94063
                     Attention:  President
                     Facsimile:  415/

            with a copy to:

                     Fenwick & West LLP
                     Two Palo Alto Square
                     Palo Alto, CA  94306
                     Attention:  Mark Stevens
                     Facsimile:  415/494-1417

            (b)      If to Intuit :

                     Intuit Inc.
                     1840 Embarcadero Road
                     Palo Alto, CA  94303
                     Attention:  Treasurer
                     Facsimile:  415/

            with a copy to:

                     Intuit Inc.
                     1840 Embarcadero Road
                     Palo Alto, CA  94303
                     Attention: General Counsel
                     Facsimile:

Any party hereto (and such party's permitted assigns) may by notice so given provide and change its address for future notices hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above.

            3.2 Entire Agreement. This Agreement and the Stock Purchase Agreement constitute and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

            3.3 Amendment of Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Excite and Intuit (and/or any of their permitted successors or assigns).

            3.4 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the laws of the State of California, excluding that body of law relating to conflict of laws.

            3.5 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

            3.6 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

            3.7 Successors And Assigns. Subject to the provisions of Section 2.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

            3.8 Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

            3.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            3.10 Costs And Attorneys' Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.



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                                      -15-

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

EXCITE, INC.                          INTUIT INC.


By: /s/ Robert C. Hood                By: /s/ William Harris
   -------------------------------       ----------------------------------
Title: Executive VP, CAO/CFO          Title: Exec. VP
      ----------------------------          -------------------------------






                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]


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